UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2018

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2018, Cancer Genetics, Inc. (the “Company”) and certain wholly-owned subsidiaries of the Company, as borrowers or as guarantors, as applicable, entered into (i) a Waiver and Third Amendment to Amended and Restated Loan and Security Agreement (the “SVB Waiver”), amending the Amended and Restated Loan and Security Agreement, dated as of March 22, 2017, as amended by the Waiver and First Amendment to Amended and Restated Loan and Security Agreement dated as of May 14, 2018 and the Joinder and Second Amendment to Amended and Restated Loan and Security Agreement dated as of June 21, 2018, among the Company, certain of its wholly-owned subsidiaries and Silicon Valley Bank (“Bank”) (as subsequently amended from time to time, the “SVB Amended Loan Agreement”) and (ii) a Waiver and Modification No. 3 to Loan and Security Agreement (the “PFG Waiver” and, together with the SVB Waiver, the “Waivers”), amending the Loan and Security Agreement, dated as of March 22, 2017, as amended by the Conditional Waiver and Modification No. 1 to Loan and Security Agreement dated as of May 14, 2018 and the Joinder and Modification No. 2 to Loan and Security Agreement dated as of June 30, 2018, among the Company, certain of its wholly-owned subsidiaries and Partners for Growth IV, L.P. (“PFG” and, together with Bank, the “Lenders”) (as subsequently amended from time to time, the “PFG Amended Loan Agreement” and, together with the SVB Amended Loan Agreement, the “Amended Loan Agreements”).

The Waivers, among other things, (1) waive the Company’s violation of certain financial covenants in each of the Amended Loan Agreements, including minimum adjusted EBITDA and minimum liquidity covenants, as of May 31, 2018 and June 30, 2018, (2) prospectively waive the Company’s expected violation of such financial covenants as of July 31, 2018 and August 31, 2018, (3) waive the Company’s violation under each of the Amended Loan Agreements of a financing condition that was due by June 30, 2018 and (4) require the Company to enter into a binding and enforceable agreement satisfactory to each Lender by August 31, 2018 with respect to a merger or other business combination transaction between the Company and an unrelated third party satisfactory to each Lender. No assurance can be given that the Company will be able to satisfy the Lenders’ conditions.

The foregoing description of the SVB Waiver, the PFG Waiver and the Amended Loan Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the SVB Waiver and the PFG Waiver, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is furnished as part of this report:

Exhibit 10.1 — Waiver and Third Amendment to Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated as of August 20, 2018.

Exhibit 10.2 — Waiver and Modification No. 3 to Loan and Security Agreement with Partners for Growth IV, L.P., dated as of August 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer

Date: August 21, 2018